                                                                   EXHIBIT 99.1

                                                                     SCHEDULE X

EMCARE HOLDINGS INC.
ALLOWANCE FOR CONTRACTUAL ADJUSTMENTS AND
CHARITY AND OTHER ADJUSTMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
(DOLLARS IN THOUSANDS)



                                    BALANCE AT          ADDITIONS           REDUCTIONS,        BALANCE AT
                                    BEGINNING OF        CHARGED TO            NET OF             END OF
                                       PERIOD             INCOME            RECOVERIES           PERIOD
                                 -----------------  ------------------  -----------------  -----------------
1996 .........................        $42,798            $118,571           ($88,758            $ 72,611
1995 .........................         26,619             102,985            -86,806              42,798
1994 .........................         19,856              76,613            -69,850              26,619